UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2018

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 13, 2018, Future FinTech Group Inc. (the “Company”), held a Special Meeting of shareholders (the “Special Meeting”). A quorum was present at the Special Meeting, and shareholders: (i) approved the spin-off of the Company’s wholly-owned subsidiaries, SkyPeople Foods Holdings Limited and Digital Online Marketing Limited (formerly known as FullMart Holding Limited), through a pro rata distribution of such entities’ ordinary shares to the holders of the Company’s common stock at the close of business on January 22, 2018, the record date; (ii) approved an amendment to the Second Amended and Restated Articles of Incorporation of the Company, which would increase the amount of authorized shares of common stock, par value $0.001 per share, of Future FinTech from 8,333,333 to 60,000,000; (iii) approved and adopted the Future FinTech Group Inc. 2017 Omnibus Equity Plan; (iv) approved the issuance of an aggregate 7,111,599 shares of the Company’s common stock pursuant to certain Creditor’s Rights Transfer Agreements between a wholly owned subsidiary of the Company and sellers of such creditor’s rights; (v) approved the issuance of an aggregate 11,362,159 shares of the Company’s common stock pursuant to a Share Purchase Agreement between the Company and a certain investor; and (vi) approved a proposal to grant the Company’s Chief Executive Officer discretionary authority to adjourn the Special Meeting for the purpose of soliciting additional proxies to approve proposals (i) through (v).

The following is a summary of the voting results for each matter submitted to the shareholders:

Proposal 1. Approval of Spin-Offs

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,424,120	27,072	1,462	1,440,526

Proposal 2. Approval of Amendment to Second Amended and Restated Articles of Incorporation

Votes For	Votes Against	Abstentions
4,507,582	359,711	25,887

Proposal 3. Approval of the Future FinTech Group. 2017 Omnibus Equity Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,379,804	60,001	12,849	1,440,526

Proposal 4. Approval of the Stock Issuances under Creditor’s Rights Transfer Agreements

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,372,549	65,725	14,380	1,440,526

Proposal 5. Approval of the Stock Issuance under Share Purchase Agreement

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,376,450	61,735	14,469	1,440,526

Proposal 6. Approval of Grant of Discretionary Authority to CEO

Votes For	Votes Against	Abstentions
4,357,553	480,997	54,630

ITEM 7.01	Regulation FD Disclosure.

On March 13, 2018, the Company issued a press release announcing the results of the Special Meeting. The press release included the script of a “questions and answers” section by the Company following the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 is not “filed” for purposes of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference.

ITEM 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Future FinTech Group Inc. dated March 13, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: March 13, 2018	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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